UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEVM	The Nasdaq Stock Capital Market LLC*

*Trading of the registrant’s common stock on Nasdaq was suspended on April 15, 2025. The registrant’s common stock is currently quoted on the OTC Pink Limited Market under the symbol “PEVM”.

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Phoenix Motor Inc. (the “Company”) has appointed Tony Shen as the Company’s Chief Financial Officer, effective as of September 2, 2025.

Tony Shen, age 58, brings more than 15 years of experience as CFO of U.S.-listed and pre-IPO companies, with a proven track record in building shareholder value, fundraising, and navigating complex global financial markets. From 2016 to 2019, Mr. Shen served as CFO of HC Financial Group, where he managed finance and operations across 10+ companies and led strategic acquisitions in the insurance and lending sectors. He previously held CFO roles at DHGate, a leading cross-border e-commerce platform, from 2014 to 2015; and at Ku6 Media, a Nasdaq-listed video platform, from 2010 to 2013. Mr. Shen also served as CFO of China BAK Battery and eLong Inc., both U.S.-listed companies, where he delivered operating improvements, raised strategic capital, and achieved first-time profitability milestones. Earlier in his career, Mr. Shen held senior finance positions at Solectron (later Flextronics), Digital Equipment Corp., and Siemens AG China. Mr. Shen holds an MBA in Finance from Columbia Business School and a BE in Electrical Engineering from Tsinghua University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2025	PHOENIX MOTOR INC.

	By:	/s/ Xiaofeng Denton Peng
	Name:	Xiaofeng Denton Peng
	Title:	Chief Executive Officer and Chairman of the Board